SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 11, 1997



                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)



Texas                              0-19797                   74-1989366
(State of                     (Commission File               (IRS employment
incorporation)                  Number)                      identification no.)



                              601 North Lamar, #300
                               Austin, Texas 78703
                    (Address of principal executive offices)



Registrant's telephone number, including area code    512-477-5566


                                                               Page 1 of 3 pages
                                                         Exhibit index on page 2



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Item 2.  Acquisition or Disposition of Assets.

         On September 11, 1997, the registrant, Whole Foods Market, Inc. (the "Company" or "Whole Foods Market"), completed a merger pursuant to which Amrion, Inc. ("Amrion") became a wholly owned subsidiary of the Company. In the merger, holders of Amrion's common stock received a total of 4,584,477 shares of the Company's common stock (excluding 330,339 shares reserved for issuance upon the exercise of outstanding options assumed in the merger). The merger consideration was determined as a result of arms length negotiation between the Company and Amrion, as more fully described in the Company's proxy statement dated August 8, 1997. Because the merger is a stock for stock transaction and the parties intend to account for the transaction as a pooling-of-interests, the merger is not expected to materially impact Whole Foods Market's financial condition or liquidity. Whole Foods Market believes that the transaction will be non-dilutive to its results of operations for fiscal 1997 and accretive in fiscal 1998.

         Amrion is engaged in developing, producing and marketing nutriceuticals and nutritional supplements. Amrion's products include nutriceuticals, herbs, herbal formulas, vitamins, minerals and homeopathic medicinals. Amrion currently markets and sells approximately 670 items under Amrion-owned trademarks through four principal divisions, utilizing five distribution channels which include direct marketing, specialty retail and mass merchandising, health care professionals and international sales. Amrion operates in one segment with four separate marketing divisions. Each division employs a combination of marketing strategies which may include catalog and direct mailings, print advertising, free standing inserts, package insert programs, retail merchandising, radio, television, coupons, point of sale materials and customer service calls.

         None of the former Amrion stockholders were affiliated with the Company as of the time of the merger, although one former shareholder of Amrion has the right to designate a director to the Board of Directors.

         Financial statements reflecting the historical financial position of Amrion as well as pro forma condensed combined financial information of Whole Foods Market and Amrion were previously filed with this Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired

         Whole Foods Market has previously filed as a part of this report:



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         (i)      Consolidated  financial  statements  of Amrion at December 31,
                  1995 and 1996, and for each of the three years in the period ended December 31, 1996, accompanied by the report of BDO Seidman, LLP thereon; and

         (ii) Unaudited consolidated financial statements of Amrion at March 31, 1997, and for the three months ended March 31, 1997.

(b)      Pro forma financial information.

         Whole Foods Market has previously filed as a part of this report the following pro forma condensed combined financial information:

         (i) The pro forma combined condensed balance sheet which combines the Company's April 13, 1997 unaudited condensed consolidated balance sheet with Amrion's March 31, 1997 unaudited condensed balance sheet; and

         (ii) The pro forma combined condensed statements of operations which combine the Company's historical condensed consolidated statements of operations for the fiscal years ended September 29, 1996, September 24, 1995 and September 25, 1994 and the unaudited 28-week periods ended April 13, 1997 and April 7, 1996 with the corresponding Amrion historical condensed statements of operations for the three fiscal years ended December 31, 1996, 1995 and 1994 and the unaudited estimated 28-week period ended April 13, 1997 and the unaudited six-month period ended June 30, 1996, respectively.

(c)  Exhibits.

2.1 Agreement and Plan of Merger, dated as of June 9, 1997, by and among Whole Foods Market, Inc., Nutrient Acquisition Corp. and Amrion, Inc. (filed as Exhibit 2.1 to Form S-4, Reg. No. 333-31269, and incorporated herein by reference)
23.1     Consent of BDO Seidman, LLP (previously filed).



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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WHOLE FOODS MARKET, INC.



Date:  September 23, 1997                      By:   /s/ Glenda Flanagan
                                                    ----------------------
                                                     Glenda Flanagan,
                                                     Chief Financial Officer